                                                                    EXHIBIT 4.10


                   1995 JACKSON MANAGEMENT STOCK OPTION PLAN
                   -----------------------------------------

                               (August 16, 1995)

1.   Purpose
     -------

     The purpose of this 1995 Jackson Management Stock Option Plan (the "Plan")
                                                                         ----
is to aid Jackson Products, Inc. (the "Company"), and its sudsidiaries, in
                                       -------
attracting and retaining key officers, managers and employees by providing a means to offer them increased incentives to promote the well-being of the Company through ownership of the Company's shares ("Shares") of Common Stock,
                                                    ------
$.01 par value.

2.   Administration
     --------------

     (a) The Plan shall be administered by the Board of Directors of the Company or any properly constituted committee of the Board of Directors, provided that such Committee shall have in all events a majority of Jordan Directors as defined in and provided pursuant to the Company's Stockholders Agreement, dated as of August 16, 1995, by and among the Company and certain investors in the Company (as amended and modified, from time to time, the "Stockholders Agreement") (the Board of Directors or such Committee, as so
 ----------------------
constituted, is referred to as the "Board"). Subject to the limitations and
                                    -----
conditions hereinafter set forth, the Board shall have the authority, to make all determinations with regard to granting stock options and the number of Shares of the Company for which each stock option shall be granted.

     (b) Nonqualified stock options will be granted on the date hereof to those persons for the Years (as defined in paragraph 5(b)(iv)), and in the amounts, listed on Schedule I hereto. Despite being granted at the date hereof, these
          ----------
granted stock options will be required to be earned in respect of the applicable Year indicated on Schedule I, as if issued on the first day of such Year as
                  ----------
indicated on Schedule I, and vested from and after the end of such Year, all in
             ----------
accordance with the provisions of paragraph 4 of this Plan. Any options granted,
                                  -----------
but not yet vested pursuant to paragraph 4 shall automatically vest upon a Sale
                               -----------
of the Company or an initial public offering of the Company's Common Stock.

3.   Shares Subject to the Plan; Other Agreements
     --------------------------------------------

     (a) The Shares to be sold or transferred pursuant to the exercise of options granted under the Plan shall be authorized shares of Common Stock of the Company, and may be newly issued shares or treasury shares. Subject to adjustment as provided in paragraph 6 hereof, the aggregate number of Shares
                          -----------
which shall be delivered upon the exercise of stock options granted under the Plan shall be 172,414 Shares. Subject to adjustment as provided in paragraph 6, the stock option price per Share of Common Stock issuable upon
-----------
exercise of stock options granted under the Plan will be $1.00 per Share (the "Exercise Price").
 --------------

     (b) As a condition of the issuance of stock options being issued or awarded under the Plan, the recipient or holder of such stock option must execute, deliver and enter into (i) a Stock Option Agreement substantially in the form of Exhibit 1, modified, as necessary, by the Board to reflect the
            ---------
specific grant (the "Stock Option Agreement"), provided that no modification
                     ----------------------
will be inconsistent with the provisions of this Plan of the Management Subscription Agreement ("Management Subscription Agreement") of even date
                         ---------------------------------
herewith by and among the Company and the Stockholders (as defined therein),
(ii) the Management Subscription Agreement, and (iii) the Company's Stockholder Agreement (collectively, the "Company Agreements"), so that the Shares issuable
                              ------------------
upon exercise of the stock options will be subject to the Company Agreements. The terms and conditions of the Company Agreements are part of the Plan, are incorporated herein by reference, and will be applicable to the Shares issuable upon exercise of those stock options (but not the stock option themselves), with the same force and effect as if part of the Plan.

     (c) Stock options issued or awarded under the Plan will be evidenced by such instruments, and will be subject to such further agreements, instruments, documents and actions, as the Board shall determine, from time to time, provided that they will not be inconsistent with the provisions of this Plan.


4.   Eligibility for Exercise; Vesting
     ---------------------------------

     (a)  The provisions described in this paragraph 4 govern the ability of
                                           -----------
the holder to exercise the stock options, and do not affect, or supersede, the repurchase rights, transfer restrictions and other provisions described in the Company Agreements which apply to the Shares issuable upon exercise of the stock option if such exercise is permitted by this paragraph 4.
                                             -----------

     (b)  In connection with this paragraph 4, the following definitions are
                                  -----------
used:

               (i)  "Sale of the Company" means the sale of the Company to an
                     -------------------
     independent third party or group of third parties not affiliated with any of the Company's stockholders as of the date hereof pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's Board of Directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

               (ii) "Year" means twelve months ending on August 16, 1996, 1997,
                     ----
     1998, 1999 and 2000.

     (c) Stock options granted under the Plan in respect of any particular Year can only be exercised if, and only if, both (A) paragraph 4(d) has been
                                       ----     --------------
satisfied so that the stock option will be earned for such Year, and (B) paragraph 4(e) has been satisfied, so that from and after the end of such Year, the stock option, or the portion thereof to be exercised, is at the time of exercise "vested".

     (d) As a condition to the earning of any stock option, in whole or in part, the holder must have been employed during the entire Year, and continuously commencing with the commencement of the initial Year applicable to such stock options.

     (e) As a condition to the exercise of any earned stock option, in whole or in part, the portion of the stock option to be exercised must not only be "earned" pursuant to paragraph 4(d), but also must be "vested", as provided in
                     --------------
this paragraph 4(e). With regard to any stock options granted in respect of any
     --------------
particular Year, vesting will commence as of the first day (the "Earned Date")
                                                                 -----------
immediately following the end of such Year, assuming that stock options applicable to such Year are earned pursuant to paragraph 4(d). So long as the
                                               --------------
holder of the stock option is continuously employed by the Company through:

               (i) the Earned Date, 50% of the stock option will "vest" on the Earned Date; and

               (ii) the remaining 50% of the stock option will "vest" on the date six months after of the Earned Date.

     (f) Any unearned or unvested stock options held by any person who ceases to be employed by the Company or its subsidiaries for any reason will automatically terminate and expire, without any payment, and will be cancelled.

     (g) An option holder whose employment with the Company terminates for any reason, other than Cause or Material Breach (each as defined in the Management Subscription Agreement), may at any time within 90 days after the effectiveness of such termination exercise his option to the extent that such option was exercisable by him on the date his employment terminated; provided that any Shares issued upon the exercise thereof shall be subject to the Repurchase Provisions of Section 8 of the Management Subscription Agreement. In the event of the permanent and total disability of an option holder (as determined by the Board), stock options exercisable by him at the time of disability may be exercised within twelve months thereafter. In the event of the death of a stock option holder, stock options, if any, exercisable by him at the time of his death may be exercised within twelve months thereafter by the person or persons to whom the option holder's rights under the stock option, if any, shall pass by will or by the applicable law of descent and distribution. Notwithstanding the foregoing, in no event may any stock option be exercised by anyone after the final date upon which the holder of the stock option could have exercised it under the Plan had such person continued in the employment of the Company until such date.

     (h) For an option holder whose employment is terminated for Material Breach or for Cause, all of such holder's stock options will upon his termination be considered unvested, irrespective of being previously vested, and the stock options of such holder will automatically terminate and expire, without any payment, and will be cancelled.

     (i) Notwithstanding anything to the contrary in this Plan, the Company may, as to any particular option holder, provide for more favorable earning and vesting requirements and provisions, from the perspective of the option holder, than provided in this paragraph 4 and this Plan if and to the extent expressly
                      -----------
provided in any Stock Option Agreement herewith with such option holder.



5.   Option Period
     -------------

     Each stock option granted under the Plan shall be exercisable only if earned and vested under paragraph 4, and all rights to purchase Shares shall
                        -----------
cease as of the date established by the Board at the time of the award in a manner consistent with the Plan (after ten years from the date hereof, subject to any earlier termination in accordance with the terms of the Plan).


6.   Changes in Common Shares
     ------------------------

     The aggregate number of Shares for which stock options shall be granted or exercised, the maximum number of Shares which at any time may be subject to but not delivered under outstanding stock options granted to any option holder and the number of Shares subject to each outstanding option and the stock option prices per share which shall be granted to or exercised by any option holder, shall be subject to appropriate adjustment by the Board to equitably reflect any changes in the number of outstanding Shares resulting from recapitalization, stock splits, stock dividends or other change in the corporate structure of the Company.


7.   Transferability of Stock Options
     --------------------------------

     The stock options granted are non-assignable and are not transferable except by will or by the laws of descent and distribution.


8.   Amendment and Discontinuance
     ----------------------------

     The Board may, by majority vote of the members thereof, alter, amend, suspend, or discontinue the Plan. No alteration, amendment, suspension or discontinuance of the Plan may, without the consent of the holder of any outstanding stock option, adversely affect the rights of such holder under such option.

9.   Duration
     --------

     The Plan shall remain in effect until all awards made under the Plan have either been satisfied by the issuance of shares of Common Stock or been terminated in accordance with the terms of the Plan or the award.

10.  Compliance with Applicable Law and Withholding
     ----------------------------------------------

     (a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Common Stock under the Plan if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

     (b) Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

     (c) If, at any time, the Company, in its reasonable discretion, determines that the listing, registration or qualification (or any updating of any such document) of any award, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any award or the issuance of shares of Common Stock pursuant to any award, such award shall not be made and the shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company will use its best efforts to effect such listing, registration or qualification.

     (d) A holder may exercise an option by giving written notice thereof prior to the option's expiration date to the Secretary of the Company at the principal executive offices of the Company. Contemporaneously with the delivery of notice with respect to the exercise of an option, the full purchase price of the Shares purchased pursuant to the exercise of an option, together with any required state or federal withholding taxes, shall be paid (i) in cash or (ii) if the exercise occurs after an initial public offering of the Company's Common Stock, by tender of stock certificates in proper form for transfer to the Company representing shares of Common Stock having a Market Price equal to the Exercise Price of the Shares by combination of the provisions of (i) or (ii) or with any other consideration.

     For purposes of the Plan, and except as otherwise determined by the Board, the "Market Price" of a share of Common Stock as of any date shall be equal to
     ------------
the closing sale price of a share of Common Stock as reported on the NASDAQ National Market System (or if the

Common Stock is not traded on the NASDAQ National Market System, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system) (the "Composite Tape") on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable), or, in all other cases, the fair market value per share of Common Stock as determined by the Board, taking into account all considerations deemed relevant by the Board.

     (e) All awards and payments under the Plan which are made to employees of the Company are subject to withholding of all applicable taxes and the Company shall have the right to withhold from any such award under the Plan or to collect as a condition of any payment under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Board, a holder may elect to have any distribution otherwise required to be made under the Plan to be withheld or to surrender to the Company shares of Common Stock already owned by the holder to fulfill any tax withholding obligation.

11.  No Continued Employment
     -----------------------

     The Plan does not constitute a contract of employment or continued service, and does not otherwise alter or limit the Company's rights in respect of modifying or terminating such employment or service. Participation in the Plan will not give any holder the right to be retained in the employ of the Company or the right to continue as a director of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any award under the Plan.

12.  Treatment as a Stockholder
     --------------------------

     Any grant to a holder of stock options under the Plan shall not create any rights in such holder as a stockholder of the Company until shares of Common Stock have been issued in the name of the holder.

13.  Other Agreements
     ----------------

     All stock options, and shares of Common Stock issued in respect thereof, will be subject to the Company Agreements.

14.  Applicable Laws
     ---------------

     The Plan shall be administered in accordance with the laws of the State of New York to the extent that such laws are not preempted by the laws of the United States of America.

Dated: August 16, 1995

                                        JACKSON PRODUCTS, INC.


                                        By:  /s/ A. Richard Caputo, Jr.
                                            -------------------------------
                                        Its: Vice President
                                            -------------------------------

                                                     SCHEDULE I TO STOCK OPTIONS

                         VESTING SCHEDULE FOR OPTIONS
                         ----------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                             NO. OF OPTIONS    NO. OF OPTIONS    NO. OF OPTIONS    NO. OF OPTIONS    NO. OF OPTIONS
                                             ALLOCATED FOR     ALLOCATED FOR     ALLOCATED FOR     ALLOCATED FOR     ALLOCATED FOR
                                            VESTING FOR THE   VESTING FOR THE   VESTING FOR THE   VESTING FOR THE   VESTING FOR THE
                                             TWELVE MONTHS     TWELVE MONTHS     TWELVE MONTHS     TWELVE MONTHS     TWELVE MONTHS
                        OPTIONS GRANTED AS       ENDED             ENDED             ENDED             ENDED             ENDED
STOCKHOLDER             OF AUGUST 16, 1995  AUGUST 16, 1996   AUGUST 16, 1997   AUGUST 16, 1998   AUGUST 16, 1999   AUGUST 16, 2000
----------------------------------------------------------------------------------------------------------------------------------
Wayne C. Bircher              1,000               200                 200            200                 200            200
----------------------------------------------------------------------------------------------------------------------------------
Ronald C. Boeger              1,000               200                 200            200                 200            200
----------------------------------------------------------------------------------------------------------------------------------
John L. Bortle                1,000               200                 200            200                 200            200
----------------------------------------------------------------------------------------------------------------------------------
Kathleen M. Caselton          1,000               200                 200            200                 200            200
----------------------------------------------------------------------------------------------------------------------------------
Michael C. Taylor             1,000               200                 200            200                 200            200
----------------------------------------------------------------------------------------------------------------------------------
Robert H. Elkin             125,000            25,000              25,000         25,000              25,000         25,000
----------------------------------------------------------------------------------------------------------------------------------
Allan A. Huning               2,500               500                 500            500                 500            500
----------------------------------------------------------------------------------------------------------------------------------
Robert J. Mills               1,000               200                 200            200                 200            200
----------------------------------------------------------------------------------------------------------------------------------
John M. Pappas                1,000               200                 200            200                 200            200
----------------------------------------------------------------------------------------------------------------------------------
Darold G. Oltjenbruns         1,000               200                 200            200                 200            200
----------------------------------------------------------------------------------------------------------------------------------
Christopher T. Paul          35,914             7,182               7,182          7,182               7,182          7,186
----------------------------------------------------------------------------------------------------------------------------------
Robert J. Sander              1,000               200                 200            200                 200            200
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                       172,414            34,482              34,482         34,482              34,482         34,486
==================================================================================================================================

                                                  NO. OF OPTIONS      NO. OF OPTIONS      NO. OF OPTIONS      NO. OF OPTIONS
                                                  ALLOCATED FOR       ALLOCATED FOR       ALLOCATED FOR       ALLOCATED FOR
                                                  VESTING FOR THE     VESTING FOR THE     VESTING FOR THE     VESTING FOR THE
                                                  TWELVE MONTHS       TWELVE MONTHS       TWELVE MONTHS       TWELVE MONTHS
                         OPTIONS GRANTED AS           ENDED               ENDED               ENDED               ENDED
STOCKHOLDER              OF AUGUST 16, 1995       AUGUST 16, 1996     AUGUST 16, 1997     AUGUST 16, 1998     AUGUST 16, 1999
====================================================================================================================================
Wayne C. Bircher              1,000                    200                 200                 200                 200

Ronald C. Boeger              1,000                    200                 200                 200                 200

John L. Bortle                1,000                    200                 200                 200                 200

Kathleen M. Caselton          1,000                    200                 200                 200                 200

Michael C. Taylor             1,000                    200                 200                 200                 200

Robert H. Elkin             125,000                 25,000              25,000              25,000              25,000

Allan A. Huning               2,500                    500                 500                 500                 500

Robert J. Mills               1,000                    200                 200                 200                 200

John M. Pappas                1,000                    200                 200                 200                 200

Darold G. Oltjenbruns         1,000                    200                 200                 200                 200

Christopher T. Paul          39,914                  7,182               7,182               7,182               7,182

Robert J. Sandner             1,000                    200                 200                 200                 200


                         NO. OF OPTIONS
                          ALLOCATED FOR
                         VESTING FOR THE
                         TWELVE MONTHS
                            ENDED
STOCKHOLDER              AUGUST 16, 2000
=========================================
Wayne C. Bircher               200

Ronald C. Boeger               200

John L. Bortle                 200

Kathleen M. Caselton           200

Michael C. Taylor              200

Robert H. Elkin             25,000

Allan A. Huning                500

Robert J. Mills                200

John M. Pappas                 200

Darold G. Oltjenbruns          200

Christopher T. Paul          7,182

Robert J. Sandner              200